STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (this "Agreement"), dated as of June 7, 2002, is entered into by and between by and between Betty Kramer Meyers, a person of full age of majority residing in New Orleans, Louisiana, (the "Secured Party") and Meyers Family Limited Partnership, a Louisiana limited partnership (the "Debtor"), in light of the following:

WHEREAS, contemporaneously herewith, Debtor entered into that certain Stock Purchase Agreement with Secured Party (the "Stock Purchase Agreement"), wherein Debtor acquired from Secured Party (i) 620,806 shares of voting Class A Shares; and (ii) 873,709 shares of non-voting Class B Shares (collectively, the "Transferred Shares") in E-Z-EM, Inc. a Delaware corporation (the "Company");

WHEREAS, as consideration for the Transferred Shares, Debtor executed in favor of Secured Party that certain Promissory Note, dated of even date herewith, in the amount of $10,377,694.00 (the "Note");

WHEREAS, as security for the Note, Debtor has agreed to pledge the Transferred Shares to Secured Party as hereinafter set forth;

NOW THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties hereinafter set forth and for other good and valuable consideration, the parties hereto mutually agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. Capitalized terms used but not defined herein shall have the meanings given to them in the Stock Purchase Agreement. In addition, the following terms, as used in this Agreement, have the following meanings:

"Code" means Louisiana Commercial Laws as set forth in LA-R.S. 10:9-101 et seq., as amended and supplemented from time to time, and any successor statute.

"Collateral" means the Transferred Shares.

"Event of Default" means (i) the breach or default under the Note, the Stock Purchase Agreement or this Agreement; (ii) the breach of any representation and warranty or covenant of Debtor set forth in either the Stock Purchase Agreement, the Note or herein; and (iii) the filing by or against the Debtor of a bankruptcy case, petition or proceeding commenced under 11 U.S.C. 101 et seq. (the "Bankruptcy Code") for liquidation or reorganization of Debtor.

"Obligations" means the obligations of Debtor as set forth in the Stock Purchase Agreement, the Note and the obligations of Debtor hereunder.

1.2 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term "including" is not limiting. The words "hereof," "herein," "hereby," "hereunder," and other similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement. Any reference herein to the Stock Purchase Agreement or the Note includes any and all alterations, amendments, extensions, modifications, renewals, or supplements thereto or thereof, as applicable. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Secured Party, on the one hand, or Debtor, on the other hand, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by Secured Party and Debtor, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of Secured Party and Debtor.

2. PLEDGE AND GRANT OF SECURITY INTEREST; RESTRICTIONS ON TRANSFER.

2.1 Pledge and Grant of Security Interest. Debtor hereby pledges and grants to Secured Party a first-priority continuing security interest in all of Debtor's right, title, and interest in and to the Collateral to secure the Obligations, and Debtor shall undertake to deliver a duly executed UCC-1 Financing Statement to Secured Party at closing and to file a duplicate UCC-1 Financing Statement in all jurisdictions as is necessary to perfect the security interest created hereunder within ten (10) days from the execution of this Agreement.

3. LITIGATION AND PROCEEDINGS.

Debtor shall commence and diligently prosecute in his own name, as the real party in interest, for his own benefit, and his own expense, such suits, administrative proceedings, or other action as are in his reasonable business judgment necessary to protect the Collateral. Debtor shall provide to Secured Party any information with respect thereto requested by Secured Party. Secured Party shall provide all necessary cooperation in connection with any such suits, proceedings, or action, including, without limitation, joining as a necessary party.

4. RIGHTS OF DEBTOR.

Provided that no Event of Default has occurred and has remained uncured for the applicable cure period, Debtor shall be entitled to vote or consent with respect to the Transferred Shares in any manner not inconsistent with this Agreement. Debtor grants to Secured Party an irrevocable proxy to voter consent with respect to the Transferred Shares which proxy shall be effective immediately upon the occurrence or continuance of an Event of Default. Debtor and Secured Party hereby acknowledge that the proxy provided for herein is a proxy coupled with an interest and will continue for the entire term of this Agreement. Upon request of Secured Party, Debtor agrees to deliver to Secured Party such further evidence of such irrevocable proxy to vote the Transferred Shares.

5. POWER OF ATTORNEY.

Debtor hereby constitutes and irrevocably appoints Secured Party (or its designees), with full power of substitution and revocation by Secured Party (or its designees), as the Debtor's true and lawful attorney-in-fact, to the full extent permitted by law, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which Secured Party reasonably may deem necessary and advisable to accomplish the purposes of this Agreement and, upon an Event of Default, to transfer or cause the transfer of the Collateral, or any part thereof, on the books of the Company, as the case may be, to the name of Secured Party or Secured Party's nominees and thereafter exercise as to such Collateral all the rights, powers and remedies of an owner. The power of attorney granted pursuant to this Agreement and all other authority hereby conferred are granted and conferred solely to protect Secured Party's interests in the Collateral and shall not impose any duty upon Secured Party to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest prior to the payment in full of all of Debtor's Obligations to Secured Party.

6. REPRESENTATION AND WARRANTIES OF DEBTOR.

Debtor represents and warrants to Secured Party that:

(a) Debtor is the sole legal and beneficial owner of, and has good and marketable title to, the Collateral, free and clear of all pledges, liens, security interests and other encumbrances and restrictions on the transfer and assignment thereof, other than the security interest created by this Agreement, and the Debtor has the unqualified right and authority to execute this Agreement and to pledge the Collateral to Secured Party as provided for herein;

(b) there are no outstanding options, warrants or other agreements with respect to the Collateral owned by Debtor;

(c) any consent, approval, authorization, designation or filing with any authority on the part of the Debtor which is required in connection with the pledge and security interest granted under this Agreement has been obtained or effected;

(d) this Agreement constitutes the valid and legally binding obligation of the Debtor enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

(e) the Debtor will defend the Collateral owned by it against all claims and demands of all persons at any time claiming the same or any interest therein; and

(f) the Debtor has deposited with Secured Party, or its designees, the Collateral, duly endorsed in blank or accompanied by an assignment or assignments sufficient to transfer title thereto.

7. OBLIGATIONS OF DEBTOR.

7.1 Debtor further represents, warrants and covenants to Secured Party that:

(a) Debtor will not sell, transfer or convey any interest in, or suffer or permit any lien or encumbrance to be created upon or with respect to, any of the Collateral owned by it (other than as created under this Agreement) during the term of this Agreement;

(b) Debtor will, at its own expense, at any time and from time to time at Secured Party's request, do, make, procure, execute and deliver all acts, things, writings, assurances and other documents as may be necessary to further enhance, preserve, establish, demonstrate or enforce Secured Party's rights, interests and remedies created by, provided in or emanating from this Agreement;

(c) Without the prior written consent of Secured Party, which consent may be withheld for any or no reason, so long as the Obligations remain outstanding, Debtor shall not

(1) dissolve or liquidate, in whole or in part;

(2) consolidate or merge with or into any other entity or convey or transfer or lease its property and assets substantially as an entirety to any entity; or

(3) take any action that would cause or permit the representations or warranties made herein to be or become inaccurate.

(d) In the event the Company should issue instruments or certificates related to, replacing or representing the Transferred Shares, Debtor shall immediately deliver such instruments or certificates together with transfer powers duly executed in blank, with signatures appropriately guaranteed, to the Secured Party. Debtor shall properly deliver to Secured Party, or cause the Company to deliver directly to Secured Party, certificates or other documents representing the Transferred Shares acquired or received after the date of this Agreement with transfer powers duly executed in blank, with signature appropriately guaranteed by Debtor.

8. SPECIFIC REMEDIES.

Upon the occurrence and continuation of any Event of Default, Secured Party shall have, in addition to, other rights given by law or in this Agreement, the Stock Purchase Agreement and/or the Note, all of the rights and remedies with respect to the Collateral of a secured party under the Code, including without limitation the following:

8.1 Notification. Secured Party may notify the transfer agent to make dividend payments directly to Secured Party;

8.2 (a) Secured Party shall have the right, and without demand of performance or other demand, advertisement or notice of any kind, except as specified below, to or upon Debtor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by law), to proceed forthwith to collect, receive, appropriate and realize upon the Collateral, or any part thereof and to proceed forthwith in a commercially reasonable manner to sell, assign, give an option or options to purchase, contract to sell, or otherwise dispose of and deliver the Collateral or any part thereof in one or more parcels at public or private sale or sales at any stock exchange, broker's board or at any of Secured Party's offices or elsewhere at such prices and on such terms (including, without limitation, a requirement that any purchaser of all or any part of the Collateral shall be required to purchase any securities constituting the Collateral solely for investment and without any intention to make a distribution thereof) as Secured Party in its discretion deems appropriate without any liability for any loss due to decrease in the market value of the Collateral during the period held. If any notification of intended disposition of the Collateral is required by law and cannot be waived by Debtor, such notification shall be deemed reasonable and properly given if mailed, postage prepaid, at least ten (10) days before any such disposition to the Debtor at the address set forth on the signature page hereof. Any disposition of the Collateral or any part thereof may be for cash or on credit or for future delivery without assumption of any credit risk, with the right to Secured Party to purchase all or any part of the Collateral so sold at any such sale or sales, public or, to the extent permitted under the Code, private, free of any equity or right of redemption in the Debtor, which right or equity is, to the extent permitted by applicable law, hereby expressly waived or released by Debtor.

(b) All of the Secured Party's rights and remedies, including but not limited to the foregoing, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as Secured Party may deem expedient.

(c) Secured Party, in their sole discretion, may elect to sell the Collateral on such credit terms which it deems reasonable. The sale of any of the Collateral on credit terms shall not relieve Debtor of its liability under any of the Obligations until the purchase price for the Collateral has been paid in full. All payments received by Secured Party in respect of any sale of Collateral shall be applied to the Obligations in such order as Secured Party shall elect, as and when such payments are received.

(d) Debtor recognizes that Secured Party may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Act"), as well as any applicable state Blue Sky or other state securities laws, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to or for the distribution or resale thereof. Debtor agrees that private sales so made may be at prices and on other terms less favorable to the seller than if the Collateral were sold at public sale, and that Secured Party has no obligation to delay the sale of any Collateral for the period of time necessary to permit the registration of the Collateral for public sale under the Act. Debtor agrees that the Secured Party have no obligation to obtain the maximum possible price for the Collateral, and that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

(e) If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority (except for registration of the Collateral under the Act) should be necessary to effectuate any sale or other disposition of the Collateral, or any partial disposition of the Collateral, Debtor will execute and shall cause the Company to execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use its best efforts to secure the same. Debtor further agrees to use its best efforts to secure such sale or other disposition of the Collateral as Secured Party may deem necessary pursuant to the terms of this Agreement.

(f) Upon any sale or other disposition, Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold or disposed of. Each purchaser at any such sale or other disposition (including any Secured Party) shall hold the Collateral free from any claim or right of whatever kind, including any equity or right of redemption of any of the Debtor. Debtor specifically waives, to the extent permitted by applicable law, all rights of redemption, stay or appraisal which it had or may have under any rule of law or statute now existing or hereafter adopted.

(g) Secured Party shall not be obligated to make any sale or other disposition, unless the terms thereof shall be satisfactory to it. Secured Party may, without notice or publication, adjourn any private or public sale, and, upon five (5) days' prior notice to Debtor, hold such sale at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral, on credit or future delivery, the Collateral so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall incur no liability in case of the failure of such purchaser to take up and pay for the property so sold and, in case of any such failure, such property may again be sold as herein provided.

(h) To the maximum extent permitted by Louisiana law, Debtor acknowledges the Obligations in favor of Secured Party confesses judgment in favor of Secured Party for the purpose of executory process or any other remedies available under the Code and acknowledges his indebtedness to Secured Party, up to the full, aggregate amount of the Notes, plus interest, costs, expenses, attorney fees, and other fees and charges. Time being of the essence, Debtor further expressly waives the benefit of approval, demand for payment, the need of putting the Debtor in default, citation, service, all notices and delays, including: (i) the three-day notice provided for in Article 2639 of the Louisiana Code of Civil Procedure (the "LCCP"); (ii) the Notice of Seizure provided under Articles 2293 and 2721 of the LCCP; (iii) the three (3) day Notice of Delay provided for in Articles 2331 and 2722 of the LCCP; and (iv) all other benefits provided under Articles 2331, 2722, 2723, 2332, 2336, 2723, and 2724 of the LCCP. Debtor further waives any appraisal, valuation, or reasonableness requirements related to a public or private sale of the Collateral. Further, Debtor expressly consents to the use of ordinary process, executory process, or private sale as set forth in the Code to enforce this Agreement. Debtor expressly relieves and releases Secured Party from any and all liability or responsibility whatsoever that might arise because of their failure to enforce by judicial process or otherwise any items pledged in accordance with this Agreement or because of its failure to give any notice or make any demand with regard to the Collateral.

Debtor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 8 may be specifically enforced.

9. DISPOSITION OF PROCEEDS.

(a) The proceeds of any sale or disposition of all or any part of the Collateral shall be applied by Secured Party in the following order: (i) to the payment in full of the costs and expenses of such sale or sales, collections, and the protection, declaration and enforcement of any security interest granted hereunder including the reasonable compensation of Secured Party's agents and legal counsel; (ii) to the payment of the Obligations in such order as Secured Party may elect; and (iii) to the payment to Debtor of any surplus then remaining from such proceeds, subject to the rights of any holder of a lien on the Collateral of which Secured Party has actual notice.

(b) In the event that the proceeds of any sale or other disposition are insufficient to cover the principal of, and premium, if any, and interest on, the Obligations plus costs and expenses of the sale or other disposition, Debtor shall remain liable for any deficiency.

10. TERMINATION.

This Agreement shall continue in full force and effect until all Obligations have been paid in full and satisfied. Subject to any sale or other disposition by Secured Party of the Collateral or any part thereof pursuant to this Agreement, the Collateral shall be returned to Debtor (without warranty by, or recourse to, Secured Party) upon full payment and satisfaction of all of the Obligations.

11. EXPENSES OF SECURED PARTY.

All expenses (including reasonable fees and disbursements of legal counsel) incurred by Secured Party in connection with any actual or attempted sale, exchange of, any enforcement, collection, compromise or settlement respecting, the Collateral, or any other action taken by Secured Party hereunder whether directly or as attorney-in-fact pursuant to a power of attorney or other authorization herein conferred, for the purpose of satisfaction of the liability of Debtor for failure to pay the Obligations or as additional amounts owing by Debtor to cover Secured Party's costs of acting against the Collateral, shall be deemed an Obligation of Debtor for all purposes of this Agreement.

12. GENERAL PROVISIONS.

12.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Debtor and Secured Party.

12.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties.

12.3 Waiver. No failure on the part of the Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Secured Party of any right, power or remedy hereunder preclude any other or future exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided to Secured Party are cumulative and are not exclusive of any remedies provided by law or any other agreement, and may be exercised by Secured Party from time to time. The representations, covenants and agreements of Debtor herein contained shall survive the date hereof. Neither this Agreement nor the provisions hereof can be changed, waived or terminated orally. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns.

12.4 Indemnification. Debtor agrees to indemnify Secured Party from and against any and all claims, losses and liabilities incurred by Secured Party as a result of any Event of Default hereunder or otherwise arising out of or resulting from enforcement of this Agreement and all claims and demands of all persons at any time claiming the Collateral or any interest therein, except claims, losses or liabilities resulting from the Secured Party's willful misconduct. Debtor agrees to pay on demand all out-of-pocket expenses (including the reasonable fees and expenses of the Secured Party's legal counsel, experts and agents) in any way relating to the enforcement or protection of the rights of the Secured Party hereunder and further agrees that the Collateral secures such payment.

12.5 Choice of Law. THIS AGREEMENT HAS BEEN MADE AND EXECUTED AND IS TO BE PERFORMED IN THE STATE OF LOUISIANA. THIS AGREEMENT AND ALL THE TRANSACTIONS PROVIDED FOR HEREIN SHALL BE GOVERNED BY, INTERPRETED AND CONSTRUED UNDER, AND IN CONNECTION WITH, THE LAWS OF THE STATE OF LOUISIANA (WITHOUT AND EXCLUSIVE OF REFERENCE TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW). IN THE EVENT ANY CONTROVERSY ARISES OUT OF OR RELATES TO THIS AGREEMENT, REPRESENTATIVES OF THE DEBTOR AND SECURED PARTY SHALL FIRST MEET IN NEW ORLEANS, LOUISIANA, AND ATTEMPT TO NEGOTIATE A RESOLUTION OF THEIR DISPUTE. IN ANY ACTION WHICH MAY BE INSTITUTED AGAINST DEBTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, DEBTOR HEREBY CONSENTS TO THE SERVICE OF PROCESS IN CONNECTION WITH ANY ACTION BY THE MAILING THEREOF BY REGISTERED OR CERTIFIED MAIL TO DEBTOR'S ADDRESS SET FORTH ON THE SIGNATURE PAGES HEREOF. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE SECURED PARTY ENTERING INTO THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN.

12.6 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

12.7 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Secured Party or Debtor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

12.8 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

12.9 Amendments in Writing. This Agreement can only be amended by a writing signed by both Secured Party and Debtor.

12.10 Counterparts; Telefax Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefax shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefax also shall deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

12.11 Notices. Except as otherwise provided herein, all notices, demands, and requests that either party is required or elects to give to the other shall be in writing delivered by registered mail, certified mail or nationally recognized overnight courier service, return receipt requested. Notice shall be deemed given within three (3) days after deposit with the U.S. Postal Service by registered or certified mail and upon receipt if such notice is delivered by nationally recognized courier service. All notices shall be delivered to the addresses specified on the signature pages hereof, provided that any party may change its address for notice by delivering notice of such change to the parties hereto as hereinabove provided.

12.12 Integration. This Agreement, together with the Stock Purchase Agreement and the Note, reflect the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

SECURED PARTY:

/s/ Betty Kramer Meyers________

Betty Kramer Meyers

401 Emerald Street

New Orleans, LA 70124

DEBTOR:

MEYERS FAMILY LIMITED PARTNERSHIP,

a Louisiana limited partnership

401 Emerald Street

New Orleans, LA 70124

By: Meyers Management Trust

By: /s/ Stuart J. Meyers_____

Name: Stuart Joseph Meyers

Title: Co-Trustee